                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant  [X]

Filed by the Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement                                  [_]  Confidential, for Use of the

[X]  Definitive Proxy Statement                                        Commission Only (as permitted

[_]  Definitive Additional Materials                                            by Rule 14a-6(e)(2))

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      THE PEOPLES BANCTRUST COMPANY, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5.   Total fee Paid:

          ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount previously paid:

     --------------------------------------------
2.   Form, Schedule or Registration Statement No.:

     --------------------------------------------
3.   Filing Party:

     --------------------------------------------
4.   Date Filed:

     --------------------------------------------

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 BROAD STREET
                             SELMA, ALABAMA  36701
                                (334) 875-1000



                                March 14, 1997



Dear Shareholder:

     We invite you to attend the 1997 Annual Meeting of the Shareholders of The Peoples BancTrust Company, Inc. to be held at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama on Tuesday, April 8, 1997 at 5:00 p.m.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is the Annual Report showing the results of 1996.

     YOUR VOTE IS IMPORTANT.  On behalf of the Board of Directors, we urge
     -----------------------
you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

     If you have any questions, please call the Company's Secretary, Elam P. Holley, Jr., or me at (334) 875-1000.

     Thank you for your cooperation and continuing support.

                                         Sincerely,


                                         /s/ Richard P. Morthland

                                         Richard P. Morthland
                                         President and Chief Executive Officer

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 BROAD STREET
                             SELMA, ALABAMA  36701
                                (334) 875-1000

--------------------------------------------------------------------------------
                 NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
                          TO BE HELD ON APRIL 8, 1997
--------------------------------------------------------------------------------

          NOTICE IS HEREBY GIVEN that the 1997 annual meeting of the shareholders (the "Annual Meeting") of The Peoples BancTrust Company, Inc. (the "Company") will be held on Tuesday, April 8, 1997 at 5:00 p.m., local time, at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama for the following purposes:

          (1) To elect twelve directors of the Company to serve until the next annual meeting of the shareholders; and

          (2) To transact other business as may properly come before the Annual Meeting or any adjournments thereof.

          Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 7, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

          In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

          You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and mail it in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                         By Order of the Board of Directors


                         /s/ Elam P. Holley, Jr.

                         ELAM P. HOLLEY, JR.
                         Secretary

Selma, Alabama
March 14, 1997

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 BROAD STREET
                             SELMA, ALABAMA  36701
                                (334) 875-1000
                             ----------------------

                                PROXY STATEMENT
                      ANNUAL MEETING OF THE SHAREHOLDERS

                                 APRIL 8, 1997
                             ----------------------

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished to shareholders of The Peoples BancTrust Company, Inc. ("Peoples" or the "Company") in connection with the solicitation by the Board of Directors of Peoples of proxies to be used at the annual meeting of the shareholders (the "Annual Meeting"), to be held on Tuesday, April 8, 1997 at 5:00 p.m., local time, at the main office of The Peoples Bank and Trust Company ("the Bank"), 310 Broad Street, Selma, Alabama and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed to shareholders on or about March 14, 1997.

     If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE PROPOSAL TO ELECT TWELVE NOMINEES OF THE PEOPLES' BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

     The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company, Elam P. Holley, Jr., a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The cost of soliciting proxies will be borne by Peoples. In addition to the solicitation of proxies by mail, the Company through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

     The securities which can be voted at the Annual Meeting consist of shares of common stock, par value $.10 per share (the "Common Stock"), of the Company. Each share entitles its owner to one vote on all matters. The close of business on March 7, 1997 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to one vote at the Annual Meeting; there were approximately 800 record holders of the Company's Common Stock as of such date. The number of shares of Common Stock outstanding on March 7, 1997 was 1,693,694. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

     A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996 WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF SUCH ANNUAL REPORT ON FORM 10-K BY WRITING ELAM P. HOLLEY, JR., SECRETARY, AT THE PEOPLES BANCTRUST COMPANY, INC., P.O. BOX 799, SELMA, ALABAMA 36702-0799.


                      PROPOSAL I -- ELECTION OF DIRECTORS

     With respect to the election of directors, each shareholder of record on the voting record date is entitled to one vote for each share of Common Stock held. There are no cumulative voting rights.

     The Articles of Incorporation and Bylaws of the Company each provide that the number of directors of Peoples shall be a variable range which is fixed at a minimum number of three and a maximum number of 18, the exact number to be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. The Board of Directors has determined that the number of directors be twelve persons effective at the Annual Meeting. Directors are elected to serve until the next annual meeting of the shareholders and until their successors are elected and qualified. There are no arrangements or understandings between the Company and any person pursuant to which such person has been or will be elected a director.

     At the Annual Meeting, twelve directors will be elected. The Board of Directors has nominated all current directors for a term of one year and until their successors are elected and qualified. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of each of the twelve nominees listed below for a one-year term, unless otherwise directed by the shareholder. The Board of Directors believes that each of such nominees will stand for election and will serve if elected as a director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     Alabama law provides that directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present when the vote is taken.

DIRECTORS

     The following table sets forth certain information with respect to the Company's directors.


                                   Director     Position(s) Held
          Name             Age(a)  Since(b)     with the Company
-------------------------  ------  --------  -----------------------

Julius R. Brown             57      1992            Director
Clyde B. Cox, Jr.           62      1983            Director
Harry W. Gamble, Jr.        60      1974            Director
Ted M. Henry                58      1968            Director
Elam P. Holley, Jr.         46      1988            Director and
                                                     Secretary
Edith Morthland Jones       47      1996            Director
A. D. Lovelady              67      1978            Director
Richard P. Morthland        55      1977            Director, President and
                                                     Chief Executive Officer
Thomas E. Newton            51      1996            Director
David Y. Pearce             49      1996            Director
C. Ernest Smith             55      1991            Director
Julius E. Talton            68      1974            Director

-----------------
(a)  As of March 1, 1997.
(b) Except for Messrs. Brown, Holley, Newton, Pearce and Smith and Mrs. Jones, includes term of office as director of the Bank prior to formation of the Company as the holding company for the Bank in April 1985. Each director of the Company is also a director of the Bank.

     The principal occupation(s) and business experience for the past five years of each director of the Company are set forth below:

     Julius R. Brown is President of Wallace Community College Selma.

     Clyde B. Cox, Jr. is a surgeon.

     Harry W. Gamble, Jr. is a member of the law firm of Gamble, Gamble, Calame and Wilson, L.L.C.

     Ted M. Henry is Chairman and Chief Executive Officer of Henry Brick Company, Inc.

     Elam P. Holley, Jr. has served as President and Chief Operating Officer of the Bank since February 1994. Prior to that he was Executive Vice President and Chief Administrative Officer of the Bank. Mr. Holley has served as Secretary of the Company since its formation in 1984. He was elected to the Board of Directors of the Bank in 1988.

     Edith Morthland Jones has served as film liaison for the Selma-Dallas County Chamber of Commerce since 1988. Prior to that she served as Director of Tourism and Travel for the Selma-Dallas County Chamber of Commerce. She is the daughter of Rex J. Morthland, the sister of Richard P. Morthland and the sister-in-law of M. Scott Patterson, Senior Vice President and Investment Officer of the Bank, Secretary to the Board of Directors of the Bank and Assistant Secretary of the Company.

     A. D. Lovelady has served as Chairman of the Board of Lovelady Construction Company, Inc. since January 1, 1996. Prior to that he was President of Lovelady Construction Company, Inc.

     Richard P. Morthland has served as Chairman of the Board and Chief Executive Officer of the Bank since February 1994. Prior to that he was President and Chief Executive Officer of the Bank. Mr. Morthland has been President of the Company since its formation in 1984. He is the son of Rex J. Morthland, the brother of Edith Morthland Jones and the brother-in-law of M. Scott Patterson.

     Thomas E. Newton is a partner in the commercial real estate development firm of Newton, Oldacre, and McDonald, L.L.C., Prattville, Alabama.

     David Y. Pearce has been the owner of Pearce Catfish Farms since 1971 and President of Pearce Catfish Farms, Inc. since 1993.

     C. Ernest Smith is the Mayor of Greenville, Alabama and owner of the Greenville Shoe Shop.

     Julius E. Talton has served as Chairman of the Board of Talton Holdings since December 1996. Prior to that he was President of Talton
TeleCommunications Corporation.

DIRECTORS EMERITUS

     Rex J. Morthland is Chairman Emeritus of the Board of Directors of the
Bank.

     Wallace A. Buchanan is the President of Buchanan Hardwoods, Inc.

     William R. Buster, Jr. is retired. Previously he was President of the Bush Hog Agricultural Implement Division of Allied Products Corporation.

     J.A. Minter, Jr. is a farmer and ginner.

     Clinton S. Wilkinson, Jr. is a dentist.

     B. Frank Wilson is Chairman Emeritus of the Board of Directors of the Bank.

CORPORATE GOVERNANCE AND OTHER MATTERS

     The Board of Directors of the Company acts as a nominating committee for selecting management's nominees for election as directors. Nominations may be made by shareholders, provided such nominations are made in writing and submitted to the Secretary or the President of the Company at least three days prior to the date of the Annual Meeting. No further nominations shall be accepted, unless the shareholders, by majority vote, determine that additional nominations are to be accepted, in which event further nominations as so determined by the shareholders may be made at the Annual Meeting. There are no standing committees of the Board of Directors of the Company.

     The Board of Directors of the Bank carries out many of its duties through committees.

     The Audit and Examination Committee of the Bank's Board of Directors directs and reviews the activities of the internal audit department and reviews the adequacy of internal controls established by the Bank's management. This committee reviews the audit reports of the Bank's independent accountants, the independent accountants' letter to management concerning the effectiveness of internal controls and management's response to that letter. In addition, this committee reviews and recommends to the Board of Directors the firm to be engaged as the Bank's independent accountants. During 1996, this committee conducted five meetings as an audit committee. This committee also reviews the examination reports of the Bank's regulatory agencies and, during 1996, conducted four meetings as an examination committee. Members of this committee are Julius R. Brown, Ted M. Henry and David Y. Pearce.

     The Compensation Committee of the Bank's Board of Directors makes recommendations concerning salary and discretionary bonuses payable to officers of the Bank. During 1996, it held eight meetings. Members of this committee are Clyde B. Cox, Jr., Harry W. Gamble, Jr. and Thomas E. Newton.

     During the year ended December 31, 1996, the Company's Board of Directors and the Bank's Board of Directors each held 13 meetings. All incumbent directors attended 75% or more of the aggregate of (a) the total number of meetings of the boards of directors and (b) the total number of meetings held by all committees on which they served.

EXECUTIVE COMPENSATION

     The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the named executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                                                                    Long-Term Compensation
                                                                          ------------------------------------------
                                            Annual Compensation                        Awards                Payouts
                                   -------------------------------------  ---------------------------------  -------
                                                            Other        Restricted     Securities
Name and                                                    Annual          Stock       Underlying       LTIP        All Other
Principal Position (a)    Year    Salary       Bonus     Compensation (b)  Award(s)  Options/SARs(#)(c)  Payouts  Compensation(d)(e)

----------------------   ------  -------      -------    --------------- ----------  -----------------   -------  -----------------
Richard P. Morthland     1996    $156,339     $48,697                                        2,000                      $10,381
  President and Chief    1995     149,065      33,505            --           --             2,000           --          12,147
  Executive Officer of   1994     141,702      29,025            --           --             1,800           --           8,392
  the Company and
  Chief Executive
  Officer of the Bank
Elam P. Holley, Jr.      1996    $103,042     $ 5,787                                        1,500                      $ 8,120
  Secretary of the       1995      98,145       4,832            --           --             1,500           --           7,770
  Company and            1994      94,303       4,394            --           --             1,600           --           6,367
  President and Chief
  Administrative Officer
  of the Bank

-------------------
(a) No other executive officer earned in excess of $100,000 in salary and bonus in 1996, 1995 and 1994.
(b) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits in 1996, 1995 and 1994 received by the named executive officers did not exceed 10% of the executive's annual salary and bonus.
(c) Award amounts and other data herein have been adjusted for a two-for-one stock split effected through a stock dividend paid in March 1995.
(d) All Other Compensation includes awards to Mr. Morthland of $3,680, $3,672 and $3,094 in 1996, 1995 and 1994, respectively, contributed on behalf of such executive to the Employee Stock Ownership Plan ("ESOP") to fund purchases of the Company's Common Stock pursuant to the Incentive Performance and Reward Program. Also includes contributions of behalf of Mr. Morthland of $6,701, $8,475 and $5,298 in 1996, 1995 and 1994,
     respectively, to the Bank's Section 125 "cafeteria" plan.
(e) All Other Compensation includes awards to Mr. Holley of $2,662, $2,415 and $1,670 in 1996, 1995 and 1994, respectively, contributed on behalf of such executive to the ESOP to fund purchases of the Company's Common Stock pursuant to the Incentive Performance and Reward Program. Also includes contributions on behalf of Mr. Holley of $5,458, $5,355 and $4,697 in 1996, 1995 and 1994, respectively, to the Bank's Section 125 "cafeteria" plan.

DIRECTORS' COMPENSATION

     Directors of the Company and the Bank are presently paid $800 per month for service in both capacities and $150 for each committee meeting attended. Directors who are officers of the Company or the Bank (i.e., Messrs. Richard P.
                                                       ----
Morthland and Elam P. Holley, Jr.) are not entitled to such fees.

OPTION GRANTS IN FISCAL YEAR 1996

     The following table contains information concerning the grant of stock options under the 1992 Stock Option Plan (the "Option Plan") to the named executive officer. The Option Plan does not provide for the grant of stock appreciation rights.

                                                       Individual Grants
                           -------------------------------------------------------------
                                Number of       Percent of                                Potential Realizable
                               Securities      Total Options                                Value at Assumed
                               Underlying        Granted to     Exercise of               Annual Rates of Stock
                             Options Granted    Employees in    Base Price    Expiration   Price Appreciation
                           (Number of Shares)    Fiscal Year   ($ per Share)     Date      for Option Term(a)
                           ------------------  --------------  -------------  ----------  ---------------------

Richard P. Morthland              2,000              24.7%        $  21.86     01/15/01   $  7,000     $ 20,280
Elam P. Holley, Jr.               1,500              18.5%        $  19.87     01/15/06   $ 18,750     $ 47,505

-----------------
(a) Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the end of the expiration date assuming the indicated annual rate of appreciation in the value of the Common Stock.

YEAR END OPTION VALUES

     To date, no options have been exercised under the Option Plan. The following table sets forth information concerning the value of options held by the named executive officers at the end of the fiscal year.

                            Number of Securities        Value of Unexercised
                           Underlying Unexercised     In-the-Money Options at
                        Options at  Fiscal Year End     Fiscal Year End (a)
                        ---------------------------   -----------------------
                         Exercisable/Unexercisable          Exercisable/
Name                         (Number of Shares)            Unexercisable
-----                        ------------------           ---------------


Richard P. Morthland            4,800/4,000           $  76,950  / $  47,260
Elam P. Holley, Jr.             3,850/3,000           $  66,617  / $  40,695

-----------------
(a) Difference between fair market value of underlying Common Stock at fiscal year-end (based on the most recent sales price known to management) and the exercise price. Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the Option. The exercise price of unexercisable options exceeds current fair market value.

PENSION PLAN

     The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the Company's defined benefit pension plan (the "Pension Plan") based upon the pension plan formula for specified average final compensation and specified years of service.

Average Final                       Years of Service
Compensation             -------------------------------------
                            10       20       30        40
                         --------- -------- -------- ---------
$  20,000..............    $ 2,500  $ 5,000  $ 7,500  $ 10,000
   60,000..............     10,155   20,310   30,465    39,293
   80,000..............     14,155   28,310   42,465    54,543
   100,000.............     18,155   36,310   54,465    69,793
   125,000.............     23,155   46,310   69,465    88,855
   150,000 and above...     28,155   56,310   84,465   107,918

     Benefits are hypothetical amounts only. Currently, the maximum annual benefit payable under the Pension Plan is $120,000. Also, average final compensation in excess of $150,000 is not covered under the Pension Plan. "Average final compensation," which is based upon the average annual salary (as defined) for the five consecutive years of highest salary, is based upon compensation that would appear under the "Salary" column of the Summary Compensation Table. As of December 31, 1996, Messrs. Morthland and Holley had 33 and 23 years of credited service, respectively, under the Pension Plan. Benefits set forth in the preceding table are computed as a straight-life annuity and are adjusted to reflect payments expected to be made to employees by Social Security.

REPORT OF THE COMPENSATION COMMITTEE

     As members of the Compensation Committees of the Bank, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for executive officers for consideration by the Board of Directors of the Bank; and to administer various incentive plans of the Company and the Bank.

     Overview. Under the compensation policies of the Bank, which are endorsed by the Compensation Committee, compensation is paid based both on the executive officer's performance and the performance of the entire Company. In assessing the performance of the Company and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of the Company and the Bank during the past year relative to their profit plans, changes in the value of the Company's stock, reports of federal regulatory examinations of the Company and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the officer's contributions to the performance of the Company and the Bank and the accomplishment of the Company's and the Bank's strategic goals, such as loan growth, deposit growth, expense control and net income. In assessing performance for 1996 and previous years, the members of the Committee did not make use of a mechanical weighting formula or use specific performance targets, but instead weighed the described factors as they deemed appropriate in the total circumstances.

     Base Salary. The 1996 salary levels of the Company's senior officers were established in 1995 consistent with this compensation policy. In its 1995 review of base compensation, the Committee determined that the performance of Mr. Morthland in managing the Company and the Bank was satisfactory, based upon the 1995 financial performance of the Company, including the growth in assets, income, and capitalization during 1995; the financial performance trends for 1995 and the preceding four years, which included growth in assets, net income, and stockholders' equity in each year; the results of confidential regulatory examinations; his continued involvement in community affairs in the communities served by the Bank; the Company's planned levels of financial performance for 1996; and a general level of satisfaction with the management of the Company and the

Bank. Based upon the results of this review, the salary of Mr. Morthland was established at $163,040 per year for 1996, which included a contribution to the Bank's Section 125 "cafeteria" plan and represented an increase of 3.5% over his 1995 base salary.

     Bonuses. Bonuses for 1996 were awarded to executive officers in December 1996 based on the officer's performance and the performance of the Company and the Bank for the year 1996 consistent with the policy described above. A bonus of $48,697 was awarded to Mr. Morthland in 1996. Factors considered by the Committee in its determination of this award included, among others, the significant growth in loans, total assets, net income and stockholders' equity in 1996 and the price levels of the Company's Common Stock.

     Stock Options. The purposes of the Option Plan are to attract, retain and motivate key officers of the Company and the Bank by providing key officers with a stake in the success of the Company, as measured by the value of its shares, and to increase the commonality of interests among key employees and other shareholders. Members of the Compensation Committee serve as the Stock Option Committee, which has general responsibility for granting stock options to key employees and administering the Option Plan. During 1996, incentive stock options for 8,100 shares were granted at an exercise price of $19.87 per share (the fair market value of the shares on the dates of grant), including options for 2,000 shares granted to Mr. Morthland which become exercisable on the date and at the price noted in the table which accompanies this report.

     No member of the Compensation Committee is a former or current officer or employee of the Company or the Bank.


February 18, 1997
                                 Julius R. Brown, Chairman
                                 Clyde B. Cox, Jr.
                                 Harry W. Gamble, Jr.
                                 (Compensation Committee at December 31, 1996)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Harry W. Gamble, Jr., a director of Peoples and the Bank, is a member of the firm of Gamble, Gamble, Calame and Wilson, L.L.C. which renders legal services to the Company and the Bank. In the year ended December 31, 1996, Mr. Gamble's firm received fees of $104,900 for legal services to the Company and the Bank.

STOCK PERFORMANCE COMPARISONS

     The following graph shows the cumulative total return on the Common Stock of the Company over the last five years, compared with the NASDAQ Total Return Index, comprised of all U.S. Companies quoted on NASDAQ, and the SNL less than $500 Million Bank Index, comprised of publicly traded banks and bank holding companies with total assets of less than $500 million. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1991 assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on December 31, 1991 in the Common Stock, and the securities included in the indexes. Since June 1994, the Common Stock of the Company has been quoted on the NASDAQ Small Cap Market. Prior to that time, there was not an established public trading market for the Common Stock and the price of the Common Stock was quoted in the National Daily Quotation Services "Pink Sheets"(TM).



                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                 COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                  DECEMBER 31, 1991 THROUGH DECEMBER 31, 1996


                                                          SNL Banks
Measurement Period           Peoples BacTrust  NASDAQ -   (under $500M)
(Fiscal Year Covered)        Company, Inc.     Total US       Index
---------------------        ---------------   ---------  -------------
Measurement Pt-12/31/1991    $100.00           $100.00      $100.00
FYE 12/31/1992               $129.26           $116.38      $132.05
FYE 12/31/1993               $178.73           $133.59      $172.41
FYE 12/31/1994               $194.67           $130.59      $185.43
FYE 12/31/1995               $285.12           $184.67      $253.67
FYE 12/31/1996               $435.30           $227.16      $326.50

CERTAIN TRANSACTIONS

     A. D. Lovelady, a director of Peoples and the Bank, is Chairman of the Board of Lovelady Construction Company, Inc. ("Lovelady Construction"). In the year ended December 31, 1996, Lovelady Construction received payments totaling $83,504 for construction work for the Bank.

     The Company and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.

                         STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 7, 1997 with respect to the shares of Common Stock beneficially owned by each director and nominee for director of the Company and by all directors and executive officers of the Company as a group. This information is based on filings with the SEC or information furnished to the Company by such persons.

                                      AMOUNT AND          PERCENT OF
                                 NATURE OF BENEFICIAL    COMMON STOCK
       NAME                        OWNERSHIP(A)(B)        OUTSTANDING
 ---------------                 --------------------    -------------

Julius R. Brown                                 607              *
Clyde B. Cox, Jr.                             7,080              *
Harry W. Gamble, Jr.                          5,068              *
Ted M. Henry                                  5,040              *
Elam P. Holley, Jr.                           8,112              *
Edith Morthland Jones                        90,886              5.37%
David Y. Pearce                                 609              *
A. D. Lovelady                               19,628              1.16%
Richard P. Morthland (c)                    383,348             22.54%
Thomas E. Newton                                700              *
C. Ernest Smith                                 621              *
Julius E. Talton                             47,420              2.80%

All directors and executive
  officers as a group (d)
  (18 persons)                              670,210             39.03%

------------------
*    Less than 1% of the Company's outstanding Common Stock.
(a) For purposes of this table and the table under "Principal Holders of Common Stock," under the rules of the SEC, an individual is considered to "beneficially own" any share of Common Stock which he, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he has the right to acquire voting or investment power within 60 days of March 7, 1997.


                                         (Footnotes continued on following page)

(b) Includes shares owned directly by directors and executive officers of the Company as well as shares held by their spouses and children, trusts of which certain directors are trustees and corporations in which certain directors own a controlling interest. Includes shares allocated to the accounts of participants in the ESOP, and 23,350 shares of Common Stock subject to outstanding options which are exercisable within 60 days of March 7, 1997. Does not include 16,200 shares of Common Stock subject to outstanding options which are not exercisable within 60 days of March 7, 1997, of which Richard P. Morthland holds options for 4,000 shares and Elam
     P. Holley, Jr. holds options for 3,000 shares.
(c)  See "Principal Holders of Common Stock."
(d)  Includes officers of  the Company and executive officers of the Bank.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during the year ended December 31, 1996, all such filing requirements were complied with except that a report of an optional cash purchase under the Dividend Reinvestment and Stock Purchase Plan was not filed on a timely basis for Julius R. Brown, but such report was subsequently filed.

                       PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth information as of March 7, 1997 with respect to the persons believed by the Company to be the beneficial owners of more than 5% of the Common Stock. This information is based on filings with the SEC or information furnished to the Company by such persons.

        NAME AND ADDRESS                  AMOUNT AND NATURE        PERCENT OF COMMON
       OF BENEFICIAL OWNER            OF BENEFICIAL OWNERSHIP(A)   STOCK OUTSTANDING
     -----------------------          --------------------------   -----------------

Richard P. Morthland                         383,348 (b)                  22.54%
 310 Broad Street
 Selma, Alabama  36701

Ann Plant Morthland                          212,652 (c)                  12.56%
Rex J. Morthland
 1027 Houston Park
 Selma, Alabama  36701

Edith Morthland Jones                         90,886 (d)                   5.37%
 432 Church Street
 Selma, Alabama  36701

Mary Ann Morthland Patterson                  82,233 (e)                   4.84%
M. Scott Patterson
 209 Church Street
 Selma, Alabama  36701

The Peoples Bank and Trust Company           393,550 (f)                  23.24%
 310 Broad Street
 Selma, Alabama  36701

                                                   (Footnotes on following page)

-----------------
(a) See Note (a) to the table under "Stock Ownership of Management." Except as disclosed in the Notes below, each of the following persons disclaims that he or she is acting in concert with, or as a member of a group consisting of, the other named individuals. Richard P. Morthland, Edith Plant Morthland Jones and Mary Ann Morthland Patterson are the son and daughters of Rex J. and Ann Plant Morthland.
(b) Included in such 383,348 shares are (1) 62,147 shares owned directly by Richard P. Morthland and his spouse and children; (2) 16,080 shares held by a trust of which Richard P. Morthland is trustee; (3) 277,026 shares held by four trusts of which the Bank is trustee and under which Richard P. Morthland has voting power; and (4) 20,000 shares held by a trust of which Richard P. Morthland is co-trustee with Rex J. Morthland. See Notes (c)(4) and (f) below. Also included in such 383,348 shares are 1,295 shares allocated to the account of Richard P. Morthland under the ESOP and 6,800 shares of Common Stock subject to outstanding options held by Mr. Morthland which are exercisable within 60 days of March 7, 1997. Such 383,348 shares do not include 4,000 shares of Common Stock subject to outstanding options held by Mr. Morthland which are not exercisable within 60 days of March 7, 1997, and 1,536 shares held by Mr. Morthland's son as to which he disclaims beneficial ownership.
(c) Included in such 212,652 shares are (1) 31,508 shares owned directly by Ann Plant Morthland; (2) 48,216 shares owned directly by Rex J. Morthland; (3) 72,928 shares held by a trust of which the Bank is trustee and under which Ann Plant Morthland has voting power; and (4) 60,000 shares held by three trusts of which Rex J. Morthland is co-trustee with Richard P. Morthland, Edith Morthland Jones and Mary Ann Morthland Patterson, each as to 20,000 shares. See Note (b)(4) above and Notes (d)(3), (c)(3) and (f) below.
(d) Included in such 90,886 shares are (1) 54,806 shares owned directly by Edith Morthland Jones and her spouse and children; (2) 16,080 shares held by a trust of which Edith Morthland Jones is trustee; and (3) 20,000 shares held by a trust of which Edith Morthland is co-trustee with Rex J. Morthland. Such 90,886 shares do not include 1,378 shares and 81 shares held by Mrs. Jones' son and stepson, respectively, as to which she disclaims beneficial ownership. See Note (c)(4) above.
(e) Included in such 82,233 shares are (1) 57,914 shares owned directly by Mary Ann Morthland Patterson and her spouse, M. Scott Patterson, and children;
     (2) 20,000 shares held by a trust of which Mary Ann Morthland Patterson is co-trustee with Rex J. Morthland; (3) 3,700 shares of Common Stock subject to outstanding options held by Mr. Patterson which are exercisable within 60 days of March 7, 1997; and (4) 619 shares allocated to the account of M. Scott Patterson under the ESOP. Such 82,233 shares do not include 9,560 shares held by the Pattersons' son as to which they disclaim beneficial ownership and 2,000 shares of Common Stock subject to outstanding options held by Mr. Patterson which are not exercisable within 60 days of March 7, 1997. See Note (c)(4) above.
(f) The Bank is the trustee of four trusts for the benefit of members of the Plant and Morthland families. Under these trusts the Bank is authorized to dispose of 349,954 shares, which are described in Note (b)(3) and Note
     (c)(3) above. Under other trusts the Bank has dispositive power with respect to 41,892 shares of Common Stock and shared voting and dispositive power with respect to 1,704 shares of Common Stock.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Coopers & Lybrand L.L.P. to continue as independent accountants for the Company for the fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. served as the Company's independent accountants for the year ended December 31, 1996 and has served as the Bank's independent accountants since 1982. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he so desires.

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal for action at the 1998 annual meeting of the shareholders, to be held on or about April 7, 1998, must forward a copy of the proposal or proposals to the Company's principal executive office. Any such proposal or proposals intended to be presented at the 1998 annual meeting of the shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by November 14, 1997. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1998 annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.


                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy on such matters as determined by the Board of Directors.

                         By Order of the Board of Directors


                         /s/ Elam P. Holley, Jr.

                         ELAM P. HOLLEY, JR.
                         Secretary


Selma, Alabama
March 14, 1997

                      THE PEOPLES BANCTRUST COMPANY, INC.
                                310 BROAD STREET
                             SELMA, ALABAMA  36701

                     REVOCABLE PROXY FOR THE ANNUAL MEETING
                              OF THE SHAREHOLDERS
                                 APRIL 8, 1997


          The undersigned hereby constitutes and appoints Rex J. Morthland, William S. Johnson and Thomas J. Gay, and each of them, the proxies of the undersigned with full power of substitution, to attend the Annual Meeting of the Shareholders of The Peoples BancTrust Company, Inc. (the "Company") to be held at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama on Tuesday, April 8, 1997 at 5:00 p.m., local time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTE FOR THE ELECTION OF DIRECTORS AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS, IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN.

          1. The Election of Directors: Julius R. Brown, Clyde B. Cox, Jr., Harry W. Gamble, Jr., Ted M. Henry, Elam P. Holley, Jr., Edith Morthland Jones,
A. D. Lovelady, Richard P. Morthland, Thomas E. Newton, David Y. Pearce, C. Ernest Smith and Julius E. Talton.

    [_] FOR all nominees listed above        [_] WITHHOLD AUTHORITY to vote
        (except as marked to the                 for all nominees listed above.
        contrary below).


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME BELOW.)

________________________________________________________________________________

          2. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

          The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Shareholders and Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 1996, and hereby revotes any proxy heretofore given. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE.



Date:
      ---------------------------------
Signature:
          -----------------------------
Signature:
          -----------------------------


PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.